September 16, 1997

Mr. Frank Visconti
Mirage Resorts, Incorporated
3400 Las Vegas Boulevard, South
Las Vegas, NV 89109

Dear Frank:

This confirms our agreement that your August 18, 1992
Employment Agreement (the "Initial Agreement") has been extended for five (5) years, commencing September 6, 1997.
You have been appointed President, Mirage Resorts Retail
Division, at an annual salary of $400,000. The Board of Directors today authorized the grant of an additional
150,000 options to you, at an exercise price of 26-11/16
(the closing price on August 13, 1997), vesting 33-1/3% on a cumulative basis at the end of each of the third, fourth and fifth years of your extended employment period
(the "Options"). I will be providing you shortly with a stock option agreement governing the Options.

Except as expressly provided herein, the provisions of the Initial Agreement shall remain in full force and effect.

Please date and sign the additional enclosed copy of this
letter where indicated below to confirm your agreement to
the foregoing and return to me.   Congratulations and keep
up the great work!

Very truly yours,

Mirage Resorts, Incorporated

By:  /s/ BRUCE A. LEVIN
     Bruce A. Levin
     Vice President, General
     Counsel and Secretary

     I agree to the foregoing:

     /s/ FRANK VISCONTI
     Frank Visconti                     September 17, 1997

cc:  Stephen A. Wynn






                       EXHIBIT 10.8